        As filed with the Securities and Exchange Commission on May 10, 1999.


                                                      Registration No. 333-75525

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                AMENDMENT NO. 4

                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                ---------------

                            THE KROLL-O'GARA COMPANY
             (Exact name of registrant as specified in its charter)

                        OHIO                                                                31-1470817
(State or other jurisdiction of incorporation or organization)                  (IRS Employer Identification No.)

                               9113 LESAINT DRIVE
                              FAIRFIELD, OHIO 45014
                                 (513) 874-2112
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               -----------------

                              ABRAM S. GORDON, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                            THE KROLL-O'GARA COMPANY
                               9113 LESAINT DRIVE
                              FAIRFIELD, OHIO 45014
                                 (513) 874-2112
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                             TIMOTHY E. HOBERG, ESQ.
                        TAFT, STETTINIUS & HOLLISTER LLP
                               1800 FIRSTAR TOWER
                                425 WALNUT STREET
                           CINCINNATI, OHIO 45202-3957
                                 (513) 381-2838

                               -----------------

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement shall become effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -----------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS



                                 271,074 SHARES

                            THE KROLL-O'GARA COMPANY

                                  COMMON STOCK


         This prospectus covers 271,074 shares of the common stock of The Kroll-O'Gara Company.

         Kroll-O'Gara's common stock is listed on the Nasdaq National Market under the symbol "KROG." On May ____, 1999, the closing price of the common stock was $_____ per share.

         All of the shares of common stock offered by this prospectus are being sold for the account of the individuals identified under the caption "Selling Shareholders." The selling shareholders have advised Kroll-O'Gara that they may sell these shares from time to time on The Nasdaq Stock Market, in the over-the-counter market or in negotiated transactions, in each case at prices satisfactory to the selling shareholders. See "Plan of Distribution."

         Kroll-O'Gara will receive no proceeds from the sale of the shares covered by this prospectus.

         Kroll-O'Gara is incorporated in the State of Ohio. Its principal executive offices are located at 9113 LeSaint Drive, Fairfield, Ohio 45014, telephone (513) 874-2112, and at 900 Third Avenue, New York, New York 10022, telephone (212) 593-1000.

                               -----------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
           COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
          OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

                The date of this prospectus is May  ____, 1999.

                                TABLE OF CONTENTS

The Company...................................................................3
Selling Shareholders..........................................................4
Plan of Distribution..........................................................4
Legal Matters.................................................................5
Experts.......................................................................5
Where You Can Find More Information...........................................6

                                   THE COMPANY
         The Kroll-O'Gara Company is a leading global provider of a broad range of specialized products and services designed to supply solutions to a variety of security needs. Kroll-O'Gara provides governments, businesses, and individuals with information, analysis, training, advice and products to mitigate the growing risks associated with fraud, electronic threats, physical threats, and uninformed decisions based upon incomplete or inaccurate information. Kroll-O'Gara is organized into three primary business groups:
Investigations and Intelligence, Security Products and Services and Information Security.


         The Investigations and Intelligence Group provides:

                  - financial services, including forensic accounting, asset tracing services and pre-acquisition due diligence;
                  - business investigations and intelligence services, including litigation support, monitoring, and intellectual property infringement investigations;
                  - corporate services, including pre-employment background checking, drug testing, surveillance and vendor integrity programs;
                  - corporate security services, including security architecture and planning; and
                  - computer forensics services, including data recovery and litigation support.

         The Security Products and Services Group provides:

                  - armored products, including ballistic and blast protected armoring systems for commercial and military vehicles; and
                  - security services, including advanced driver training, force protection training and risk and crisis management.

         The Information Security Group provides objective information security services, including:

                  - network and system security assessment;
                  - product evaluation and assessment;
                  - security policy creation and implementation;
                  - security architecture and design; and
                  - security training.


         Kroll-O'Gara serves a diverse customer base, including large multinational corporations, medium and small businesses, individuals, law firms, investment and commercial banks and U.S. and foreign government agencies.

         On April 28, 1999, Kroll-O'Gara's Board of Directors approved a formal plan to discontinue operations of Kroll-O'Gara's Voice and Data Communications Group. Kroll-O'Gara's Voice and Data Communications business engaged in reselling satellite communication and navigation equipment, selling airtime for satellite telephones and designing and installing integrated satellite communication systems in vehicles.

                              SELLING SHAREHOLDERS

         The selling shareholders identified below provided the following information to Kroll-O'Gara concerning their beneficial ownership of Kroll-O'Gara's common stock as of the date of this prospectus.


                                                                        Shares of       Shares of Common Stock
                                           Shares of Common            Common Stock       to Be Owned After the
Name of Selling                           Stock Beneficially              to Be            Completion of This
  Shareholder                                   Owned                    Offered                 Offering
---------------                           -----------------            -------------     ----------------------
Gary S. Schiff                                  131,412                  131,412                   --

Mary E. Bates                                    6,571                    6,571                    --

Ray A. Blackwell                                13,141                    13,141                   --

F. Brian Dusza                                  13,141                    13,141                   --

James A. Francis                                 2,628                    2,628                    --

William J. McKool                                2,628                    2,628                    --

Lester Barenbaum                                12,694                   12,694                    --

Gregory J. Cowhey                               25,388                   25,388                    --

Jay E. Fishman                                  50,777                   50,777                    --

Bonnie O'Rourke                                 12,694                   12,694                    --


         Messrs. Schiff, Blackwell, Dusza, Francis, McKool and Ms. Bates acquired beneficial ownership of their shares of common stock as a result of Kroll-O'Gara's December 31, 1998 acquisition of Schiff & Associates, Inc. of Austin, Texas. Each of these selling shareholders is an officer or employee of Schiff. None had any prior position, office or material relationship with Kroll-O'Gara or any of its affiliates.

         Messrs. Barenbaum, Cowhey, Fishman and Ms. O'Rourke acquired beneficial ownership of their shares of common stock as a result of Kroll-O'Gara's March 1, 1999 acquisition of Financial Research, Inc. of Fort Washington, Pennsylvania. Each of these selling shareholders is an officer or employee of Financial Research. None had any prior position, office or material relationship with Kroll-O'Gara or any of its affiliates.

                              PLAN OF DISTRIBUTION

         Kroll-O'Gara is registering the shares of common stock offered by this prospectus on behalf of the selling shareholders named above. As used in this section, however, "Selling Shareholders" also includes donees and pledgees selling shares received after the date of this prospectus from a named selling shareholder. All costs, expenses and fees in connection with the registration of the shares of Kroll-O'Gara common stock offered by this prospectus are being borne by Kroll-O'Gara. Brokerage commissions and similar selling expenses, if any, attributable to the sale of these shares will be borne by the Selling Shareholders. Sales of shares may be effected by the Selling Shareholders from time to time in one or more transactions on The Nasdaq Stock Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Shareholders named above have advised Kroll-O'Gara that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is any underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Shareholders.

         The Selling Shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of shares for whom the broker-dealers act as agents or to whom they sell as principal or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions.

         The Selling Shareholders and any broker-dealers that act in connection with the sale of the shares of Kroll-O'Gara common stock offered by this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any commissions received by these broker-dealers and any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. Kroll-O'Gara has agreed to indemnify each Selling Shareholder against certain liabilities, including liabilities arising under the Securities Act. A Selling Shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of his shares against certain liabilities, including liabilities arising under the Securities Act.

         Because Selling Shareholders may be deemed to be "underwriters," they will be subject to the prospectus delivery requirements of the Securities Act. Kroll-O'Gara has informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         The Selling Shareholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

         If Kroll-O'Gara is notified by a Selling Shareholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act. This supplement will disclose:

         - the names of the Selling Shareholder and the participating broker dealer(s);
         - the number of shares involved;
         - the price at which the shares were sold;
         - the commissions paid or discounts or concessions allowed, where applicable;
         - that the broker dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
         - other facts material to the transaction.

In addition, if Kroll-O'Gara is notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

         Taft, Stettinius & Hollister LLP, Cincinnati, Ohio, has passed upon the validity of the shares of Kroll-O'Gara common stock offered by this prospectus.

                                     EXPERTS


         The consolidated financial statements of Kroll-O'Gara as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. In that report, that firm states that with respect to certain subsidiaries, its opinion is based on the report of other independent public accountants, namely Deloitte & Touche LLP for the year ended December 31, 1996. Reference is made to said report, which includes an explanatory paragraph with respect to the change in method of accounting in 1997 for costs incurred in connection with business process reengineering activities. The audited consolidated financial statements referred to above are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of Kroll Holdings, Inc. and subsidiaries for the year ended December 31, 1996 (not incorporated by reference separately herein) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


         The financial statements of Kizorek, Inc. as of October 31, 1997 and for the year ended October 31, 1997, incorporated by reference in this prospectus, have been audited by Crowe, Chizek and Company LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         Kroll-O'Gara files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document filed by Kroll-O'Gara with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         Kroll-O'Gara has filed a Registration Statement on Form S-3 with the SEC covering the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. The full Registration Statement is on the SEC's web site and is available at the SEC's public reference rooms.

         You should rely only on the information provided in this prospectus. No one is authorized to provide you with different information. The shares of common stock are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

         The SEC allows Kroll-O'Gara to "incorporate by reference" information into this prospectus, which means that Kroll-O'Gara can disclose important information about itself to you by referring you to another document filed separately with the SEC. The information about Kroll-O'Gara that is incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

         This prospectus incorporates by reference the documents listed below that Kroll-O'Gara has previously filed with the SEC.

THE KROLL-O'GARA COMPANY SEC FILINGS
(FILE NO. 000-21629)                                               PERIOD/AS OF DATE
------------------------------------                      -------------------------------------------
Annual Report on Form 10-K/A                              Year ended December 31, 1998

Current Reports on Form 8-K and 8-K/A                     September 1, 1998 (filed September 15, 1998
                                                          and amended on October 23, 1998)

                                                          December 31, 1998 (filed January 15, 1999
                                                          and amended on March 11, 1999)

                                                          January 21, 1999 (filed January 29, 1999)

                                                          March 9, 1999 (filed March 11, 1999)

Description of Kroll-O'Gara's common stock                October 28, 1996
in Registration Statement on Form 8-A

         Kroll-O'Gara also incorporates by reference all additional documents that it files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering made under this prospectus. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You can obtain any of the documents incorporated by reference through Kroll-O'Gara, the SEC or the SEC's Internet world wide web site as described above. Kroll-O'Gara will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits are not available unless Kroll-O'Gara has specifically incorporated an exhibit by reference.

         You should direct any requests for delivery of such information to Abram S. Gordon, Esq., Vice President and General Counsel, The Kroll-O'Gara Company, 9113 LeSaint Drive, Fairfield, Ohio 45014, telephone (513) 874-2112.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered:

         SEC registration fee................................         $ 1,323
         Accounting fees and expenses........................          15,000
         Legal fees and expenses.............................           7,500
         Miscellaneous.......................................             946
                                                                      -------

                   TOTAL.....................................         $24,769
                                                                      =======


         All of the above expenses other than the SEC registration fee are estimates. Kroll-O'Gara has agreed to pay all of these expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(D) of the Ohio General Corporation Law allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless determined by the court. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders.

         The Registrant's Code of Regulations provides that the Registrant shall indemnify such persons to the fullest extent permitted by law.

         The Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.

ITEM 16.  EXHIBITS.

         The following Exhibits are filed as part of this Registration
Statement.

         Exhibit No.
         -----------

         5        Opinion of Counsel*

         23.1     Consent of Arthur Andersen LLP (in respect of The Kroll-O'Gara
                  Company)
         23.2     Consent of Deloitte & Touche LLP (in respect of The
                  Kroll-O'Gara Company)
         23.3     Consent of Crowe, Chizek and Company LLP (in respect of
                  Kizorek, Inc.)
         23.4     Consent of Counsel (included in Exhibit 5)*
         24       Power of Attorney*

         ------------
         * Previously filed.

ITEM 17.  UNDERTAKINGS.

         *(a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         *(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


-----------------


* Paragraph references correspond to those of Item 512 of Regulation S-K.

================================================================================


                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN NEW YORK, NEW YORK, AS OF THE 10TH DAY OF MAY, 1999.



                                            THE KROLL-O'GARA COMPANY


                                            BY: /s/ Jules B. Kroll
                                                -------------------------------
                                                 Jules B. Kroll
                                                 Chairman of the Board and Chief
                                                 Executive Officer

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF THE 10TH DAY OF MAY, 1999.



SIGNATURE                                 TITLE
---------                                 -----
/s/ Jules B. Kroll                        Chairman of the Board and Chief
-----------------------------             Executive Officer (principal executive officer)
Jules B. Kroll


/s/ Thomas M. O'Gara*                     Vice Chairman of the Board
-----------------------------
Thomas M. O'Gara


/s/ Wilfred T. O'Gara*                    Director
-----------------------------
Wilfred T. O'Gara


/s/ Nazzareno E. Paciotti                 Chief Financial Officer
-----------------------------
Nazzareno E. Paciotti                     (principal financial officer)


/s/ Nicholas P. Carpinello                Controller and Treasurer
-----------------------------
Nicholas P. Carpinello                    (principal accounting officer)


/s/ Michael G. Cherkasky*                 Director
-----------------------------
Michael G. Cherkasky


/s/ Marshall S. Cogan*                    Director
-----------------------------
Marshall S. Cogan


/s/ Michael J. Lennon*                    Director
-----------------------------
Michael J. Lennon


/s/ Raymond E. Mabus*                     Director
-----------------------------
Raymond E. Mabus

/s/ Hugh E. Price*                        Director
-----------------------------
Hugh E. Price


/s/ Jerry E. Ritter*                      Director
-----------------------------
Jerry E. Ritter


/s/ William S. Sessions*                  Director
-----------------------------
William S. Sessions


/s/ Howard I. Smith*                      Director
-----------------------------
Howard I. Smith



*Pursuant to Power of Attorney


By:/s/ Abram S. Gordon
   --------------------------
   Abram S. Gordon, Attorney-in-Fact